    As filed with the Securities and Exchange Commission on August 4, 1999
                                                      Registration No. 333-79501

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                Amendment No. 5
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                        MISSION CRITICAL SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

                               ----------------

        Delaware                      7372                   76-0509513
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of       Classification Code Number)  Identification Number)
    incorporation or
      organization)
                        Mission Critical Software, Inc.
                       720 North Post Oak Road, Suite 505
                              Houston, Texas 77024
                                 (713) 548-1700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                Stephen E. Odom
                            Chief Financial Officer
                        Mission Critical Software, Inc.
                       720 North Post Oak Road, Suite 505
                              Houston, Texas 77024
                                 (713) 548-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                   Copies to:
           Robert P. Latta                         John S. Watson
           Paul R. Tobias                          Brian M. Moss
            Julia Reigel                       Vinson & Elkins L.L.P.
          Matthew J. Esber                        First City Tower
  Wilson Sonsini Goodrich & Rosati                   Suite 2300
      Professional Corporation                   1001 Fannin Street
 8911 Capital of Texas Highway North         Houston, Texas 77022-6760
             Suite 3110                            (713) 758-2222
         Austin, Texas 78759
           (512) 338-5400

                               ----------------

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement

                               ----------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Mission Critical Software in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

      SEC registration fee............................................ $ 16,785
      NASD filing fee.................................................    7,860
      Nasdaq National Market listing fee..............................  100,000
      Printing and engraving costs....................................  175,000
      Legal fees and expenses.........................................  350,000
      Accounting fees and expenses....................................  179,000
      Blue Sky fees and expenses......................................   10,000
      Transfer Agent and Registrar fees...............................   10,000
      Miscellaneous expenses..........................................   26,355
                                                                       --------
      Total........................................................... $875,000
                                                                       ========

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. Articles Nine and Ten of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. Article 8 of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 15. Recent Sales of Unregistered Securities

  During the past three years, the Registrant has issued unregistered securities to a limited number of persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of
Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

  Since July 1996, (inception), the Registrant has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

    1. On September 4, 1996, the Registrant issued and sold pursuant to
  Section 4(2) of the Securities Act:
      . 2,431,350 shares of Common Stock to employees for $3,000, . 1,818,650 shares of Series A Preferred Stock to one investor and one director in exchange for our OnePoint Administrator Software, and $25,000 and
      . 2,650,000 shares of Series B Preferred Stock to seven investors for an aggregate purchase price of $2,650,000.

       2. On July 2, 1997, the Registrant issued and sold 3,450,000 shares of Series C Preferred Stock to twelve investors for an aggregate purchase price of $10,350,000 pursuant to Section 4(2), promulgated under the Securities Act.

       3. Pursuant to Rule 701 promulgated under the Securiites Act, from March 1997 to June 30, 1999, the Registrant issued and sold 866,161 shares of Common Stock to employees and consultants for aggregate consideration of $0.50, upon exercise of stock options, pursuant to the Registrant's 1997 Stock Option Plan.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

    1.1** Form of Underwriting Agreement
  3.1.1** Amended and Restated Certificate of Incorporation of the Registrant
  3.1.2** Form of Certificate of Incorporation of the Registrant to be filed after the closing of the offering made under this Registration
          Statement
  3.2.1** Amended and Restated Bylaws of the Registrant
  3.2.2** Form of Bylaws of the Registrant to be in effect after the closing of the offering made under this Registration Statement
    4.1** Specimen common stock certificate
    4.2** Amended and Restated Investors Rights Agreement, dated as of July 2,
          1997, by and among the Registrant and certain stockholders of the Registrant
    4.3** Amended and Restated Stockholders' Agreement, dated as of July 2,
          1997, by and among the Registrant and certain stockholders of the Registrant
    5.1** Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
   10.1** Form of Indemnification Agreement between the Registrant and each of its directors and officers
   10.2** Amended and Restated 1997 Stock Option Plan
 10.2.1** Form of Option Agreement under the 1997 Stock Option Plan
   10.3** 1999 Employee Stock Purchase Plan
 10.3.1** Form of Subscription Agreement under the 1999 Employee Stock Purchase
          Plan
   10.4** 1999 Director Option Plan
 10.4.1** Form of Option Agreement under 1999 Director Option Plan
   10.5** Lease Agreement dated October 22, 1996 between Soaring Eagles
          Orchard, Inc. and the Registrant for the premises located at 720
          North Post Oak Road, Houston, Texas 77024
 10.5.1** First Amendment dated February 13, 1997 to Lease Agreement between
          Soaring Eagles Orchards, Inc. and the Registrant
 10.5.2** Second Amendment dated April 1, 1997 to Lease Agreement between
          Soaring Eagles Orchards, Inc. and the Registrant
 10.5.3** Third Amendment dated July 22, 1997 to Lease Agreement between
          Soaring Eagles Orchards, Inc. and the Registrant
   10.6** Quickstart Loan and Security Agreement dated February 7, 1997 between the Registrant and Silicon Valley Bank
 10.6.1** Amendment dated January 23, 1998 to Quickstart Loan Agreement between
          Silicon Valley Bank and the Registrant
 10.6.2** Loan and Security Agreement dated January 26, 1998 between the
          Registrant and Silicon Valley Bank
 10.6.3** First Amendment dated March 19, 1999 to Loan and Security Agreement between the Registrant and Silicon Valley Bank
   10.7** Employment Agreement dated September 4, 1996 between the Registrant and Paul F. Koffend, Jr.
   10.8** Employment Agreement dated September 4, 1996 between the Registrant and Louis R. Woodhill
 10.8.1** Amended and Restated Employment Agreement dated May 21, 1998 between the Registrant and Louis R. Woodhill
   10.9** Employment Agreement dated September 4, 1996 between the Registrant and James R. Woodhill
  10.10** Employment Agreement dated January 1, 1997 between the Registrant and
          Thomas P. Bernhardt

 10.10.1** Consulting Agreement dated September 4, 1996 between the Registrant and Thomas P. Bernhardt
   10.11** Employment Agreement dated August 6, 1997 between the Registrant and
           Brian McGrath
 10.11.1** Letter Agreement dated January 13, 1999 between the Registrant and
           Brian McGrath
   10.12** Employment Agreement dated February 23, 1998 between the Registrant and Olivier Thierry
 10.12.1** Relocation Agreement dated February 23, 1998 between the Registrant and Olivier Thierry
   10.13** Offer Letter dated April 13, 1998 between the Registrant and Michael
           S. Bennett
   10.14** Offer Letter dated April 13, 1998 between the Registrant and Stephen
           E. Odom
   10.15** Offer Letter dated May 28, 1998 between the Registrant and Leslie D.
           Willard
 10.15.1** Letter Agreement dated May 26, 1999 between the Registrant and
           Leslie D. Willard
   10.16** Employment Agreement dated December 21, 1998 between the Registrant and Richard Pleczko
 10.16.1** Offer Letter dated December 2, 1998 between Registrant and Richard
           Pleczko
   10.17** Sub-Lease Agreement between Learmonth & Burchett Management Systems and the Registrant regarding the premises located at 9009 Mountain
           Ridge Drive, Suite 250, Austin, Texas 78759
   10.18** Offer Letter dated February 8, 1999 between the Registrant and
           Richard Kangas
 10.18.1** Employment Agreement dated February 8, 1999 between the Registrant and Richard Kangas
   10.19** Offer Letter dated March 1, 1999 between the Registrant and Michael
           J. Rovner
 10.19.1** Employment Agreement dated March 24, 1999 between the Registrant and
           Michael J. Rovner
   10.20** Form of Consulting Agreement
   10.21** Lease Agreement dated April 8, 1999 between the Registrant and
           EnergyCorp Group LC for the premises located at 13939 Northwest
           Freeway, Houston, Texas
    21.1** Subsidiaries of the Registrant
    23.1*  Consent of Independent Auditors
    23.2** Consent of Counsel (included in Exhibit 5.1)
    24.1** Power of Attorney
    27.1** Financial Data Schedule

--------
*Filed herewith.
**Previously filed.

(b) Financial Statement Schedules

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of August 1999.

                                          MISSION CRITICAL SOFTWARE, INC.

                                          By:      /s/ Michael S. Bennett
                                             ----------------------------------
                                                     Michael S. Bennett
                                               President and Chief Executive
                                                           Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                      Title                   Date


    /s/ Michael S. Bennett           President, Chief
-----------------------------------   Executive Officer and    August 4, 1999
       (Michael S. Bennett)           Director (Principal
                                      Executive Officer)

      /s/ Stephen E. Odom            Chief Operating Officer,
-----------------------------------   Chief Financial Officer, August 4, 1999
         (Stephen E. Odom)            Treasurer and Secretary
                                      (Principal Financial and
                                      Accounting Officer)

   /s/ Thomas P. Bernhardt*          Chief Technology
-----------------------------------   Officer and              August 4, 1999
       (Thomas P. Bernhardt)          Director

     /s/ Douglas L. Ayer*            Director
-----------------------------------                            August 4, 1999
         (Douglas L. Ayer)

    /s/ Michael J. Maples*           Director
-----------------------------------                            August 4, 1999
        (Michael J. Maples)

      /s/ John J. Moores*            Director
-----------------------------------                            August 4, 1999
         (John J. Moores)

     /s/ Scott D. Sandell*           Director
-----------------------------------                            August 4, 1999
        (Scott D. Sandell)

     /s/ John D. Thornton*           Director
-----------------------------------                            August 4, 1999
        (John D. Thornton)

*By:      /s/ Stephen E. Odom
-----------------------------------
          Stephen E. Odom
         Attorney-in-Fact